Exhibit 23.1


                              Erwin & Thompson LLP
                         A Limited Liability Partnership
                       Including Professional Corporations


ONE EAST LIBERTY, SUITE 424                            TELEPHONE: (775) 786-9494
POST OFFICE BOX 40817                                  FACSIMILE: (775) 786-1180
RENO, NEVADA 89504                                     E-MAIL: erwin@renolaw.com
                                                            URL: www.renolaw.com

THOMAS P. ERWIN
FRANK W. THOMPSON

                                 August 12, 2005


United States Securities and
Exchange Commission
450 Fifth Ave. N.W.
Washington DC 20549


         Re:      Registration Statement on Form SB-2
                  Toro Ventures, Inc., a Nevada corporation


Ladies and Gentlemen:

         We consent to the filing of our opinion of even date with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement on Form SB-2 filed by Toro Ventures, Inc. and the inclusion in the Registration Statement of our firm's name as Nevada counsel for Toro Ventures, Inc.


                                              Very truly yours,

                                              /s/ Erwin & Thompson LLP